EXHIBIT 11
                     TUPPERWARE CORPORATION
        STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                           (Unaudited)

[CAPTION]
                                                   13 Weeks Ended
                                             --------------------------
                                             September 27,  September 28,
                                                 1997          1996
                                             ------------  -------------
                              (Dollars in millions, shares in thousands)

[S]                                            [C]            [C]
Earnings ...................................    $   3.4       $  18.1
                                                =======       =======
PRIMARY METHOD
 Shares
     Cumulative average outstanding shares..     61,216        62,132
     Common equivalent shares...............        518           975
                                                -------       -------
     Weighted average number of common
        and common equivalent shares
        outstanding.........................     61,734        63,107
                                                =======       =======

 Primary earnings per share                     $  0.06       $  0.29

FULLY DILUTED METHOD
  Shares
     Cumulative average outstanding shares..     61,216        62,132
     Common equivalent shares...............        518         1,014
                                                -------       -------
     Weighted average number of common
        and common equivalent shares........
        outstanding.........................     61,734        63,146
                                                =======       =======
  Fully Diluted earnings per share..........    $  0.06       $  0.29
                                                =======       =======


                                                           EXHIBIT 11
                     TUPPERWARE CORPORATION
        STATEMENT OF COMPUTATION OF PER SHARE EARNINGS<F1>
                           (Unaudited)

                                                   39 Weeks Ended
                                             --------------------------
                                             September 27, September 28,
                                                 1997          1996
                                             ------------  -------------
                              (Dollars in millions, shares in thousands)

Earnings (1996 pro forma)...................    $  66.3       $  95.9
                                                =======       =======
PRIMARY METHOD
 Shares (1996 pro forma)
     Cumulative average outstanding shares..     61,617        62,133
     Common equivalent shares...............        665         1,030
                                                -------       -------
     Weighted average number of common
        and common equivalent shares
        outstanding.........................     62,282        63,163
                                                =======       =======

 Primary earnings per share (1996 pro forma)    $  1.07       $  1.52

FULLY DILUTED METHOD
  Shares (1996 pro forma)
     Cumulative average outstanding shares..     61,617        62,133
     Common equivalent shares...............        668         1,043
                                                -------       -------
     Weighted average number of common
        and common equivalent shares........
        outstanding.........................     62,285        63,176
                                                =======       =======
  Fully Diluted earnings per share (1996
        pro forma)..........................    $  1.07       $  1.52
                                                =======       =======

<F1>For the period prior to the Distribution, the number of shares actually outstanding and the number of common equivalent shares existing at the date of the Distribution has been used.